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EXHIBIT 23.1

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 18, 2002 relating to the financial statements and financial statement schedule, which appears in Meade Instruments Corp.'s Annual Report on Form 10-K for the year ended February 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP
Orange County, CA
November 22, 2002